SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2011

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 31, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 14,639,319 shares of the Company’s common stock were entitled to vote as of April 18, 2011, the record date for the Annual Meeting, of which 12,978,229 were present in person or by proxy at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company were asked to elect two directors to serve as Class III directors of the Board for a three-year term expiring on the date of the Company’s 2014 Annual Meeting of Stockholders. The results of the vote taken at the Annual Meeting with respect to the election of the Class III directors were as follows:

Director	For	Withheld	Broker Non-Vote

Jack E. Stover	11,361,978	810,288	805,963

Veronica A. Lubatkin	11,339,606	832,660	805,963

At the Annual Meeting, the stockholders were also asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The results of the vote taken at the Annual Meeting with respect to the ratification of the appointment of Ernst & Young LLP were as follows:

	For	Against	Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	12,866,603	111,626	0	0

At the Annual Meeting, the stockholders were also asked to approve certain amendments to the Company’s 2004 Stock Award and Incentive Plan (the “2004 Plan”), including: (i) increasing the number of shares of common stock authorized under the 2004 Plan by 1,100,000 shares, (ii) prohibiting the re-pricing of any stock options or stock appreciation rights without approval of the Company’s stockholders, and (iii) providing certain additional business criteria upon which the Compensation Committee may establish performance goals for performance awards to employees who are likely to be covered by Code Section 162(m) relating to the deductibility of performance-based compensation in excess of $1,000,000 per employee. The results of the vote taken at the Annual Meeting with respect to the approval of the changes to the 2004 Plan were as follows:

	For	Against	Abstain	Broker Non-Vote

Approval of Changes to 2004 Plan	11,789,892	345,474	36,900	805,963

Each of the aforementioned proposals submitted to the stockholders at the Annual Meeting was approved by the final voting results set forth above.

* * * * * * *

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Jeffrey Smith
Jeffrey Smith
Chief Financial Officer
Date: June 1, 2011